Exhibit 99.1
News Release

Contact:
Investors	Media
Ankur Vyas	Mike McCoy
(404) 827-6714	(404) 588-7230
For Immediate Release
April 18, 2019

SunTrust Reports First Quarter 2019 Results
Improved Profitability and Strong Loan Growth Highlight 1Q Results
Planned Merger with BB&T On Track

ATLANTA -- For the first quarter of 2019, SunTrust Banks, Inc. (NYSE: STI) reported net income available to common shareholders of $554 million, or $1.24 per average common diluted share, which includes $(0.09) per share of merger-related costs associated with the Company's previously announced proposed merger with BB&T Corporation. This compares to $1.40 for the prior quarter and $1.29 for the first quarter of 2018.

“Our performance continues to improve and this quarter was no exception, with earnings per share increasing by 3% year-over-year (excluding merger-related costs). Loan growth remains a bright spot, with average balances up 3% sequentially and 8% year-over-year, a reflection of the ongoing investments in our business and our clients’ optimistic outlook on the economy,” said William H. Rogers, Jr., chairman and CEO of SunTrust Banks, Inc. “More importantly, while our results this quarter highlight SunTrust’s individual strength, we know that after merging with BB&T, we will be even better positioned to enhance shareholder value, improve the client experience, and invest in our teammates, associates, and communities.”

First Quarter 2019 Financial Highlights
(Commentary is on a fully taxable-equivalent basis unless otherwise noted. Consistent with SEC guidance in Industry Guide 3 that contemplates the calculation of tax-exempt income on a tax equivalent basis, net interest income, net interest margin, total revenue, and efficiency ratios are provided on a fully taxable-equivalent basis, which generally assumes a 21% marginal federal tax rate as well as state income taxes, where applicable. We provide unadjusted amounts in the table on page 3 of this news release and detailed reconciliations and additional information in Appendix A on pages 21 and 22.)

Income Statement

•	Net income available to common shareholders was $554 million, or $1.24 per average common diluted share, compared to $1.40 for the prior quarter and $1.29 for the first quarter of 2018.

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The first quarter of 2019 included $45 million, or $(0.09) per average common share of merger-related costs, comprised primarily of M&A advisory fees and legal costs associated with the Company's previously announced proposed merger with BB&T Corporation.

◦	The prior quarter included a $(0.10) per share discrete charge associated with the settlement of a legacy pension plan.

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Total revenue was down 2% sequentially and up 4% year-over-year. The sequential decrease was driven primarily by lower noninterest income, while the year-over-year increase was driven by higher net interest income.

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Net interest margin was 3.27% in the current quarter, stable sequentially and up 3 basis points compared to the prior year quarter. The year-over-year increase was driven primarily by higher benchmark interest rates in addition to positive mix shift in the loans held for investment (“LHFI”) portfolio, offset partially by higher funding costs.

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Provision for credit losses increased $66 million sequentially and $125 million year-over-year, driven by strong loan growth and a stable allowance for loan and lease losses (“ALLL”) to period-end LHFI ratio (compared to declines in prior quarters).

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Noninterest expense increased $7 million sequentially and $72 million year-over-year. The current quarter included $45 million of aforementioned merger-related costs. The prior quarter included a $60 million pre-tax pension plan settlement charge. Excluding these discrete items, noninterest expense increased $22 million sequentially and $27 million year-over-year.

•
The efficiency and tangible efficiency ratios for the current quarter were 63.4% and 62.7%, respectively, which were unfavorably impacted by the $45 million of merger-related costs. Excluding these costs, the adjusted tangible efficiency ratio was 60.8% for the current quarter, compared to 58.6% for the prior quarter and 62.1% for the prior year quarter.

Balance Sheet

•	Average performing LHFI was up 3% compared to the prior quarter and up 8% year-over-year, driven by growth across most loan categories.

•
Average consumer and commercial deposits decreased 1% compared to the prior quarter and remained relatively stable year-over-year, driven primarily by declines in money market accounts and demand deposits, offset largely by growth in NOW accounts and time deposits.

Capital

•
Estimated capital ratios continue to be well above regulatory requirements. The Common Equity Tier 1 (“CET1”) ratio was estimated to be 9.1% as of March 31, 2019, lower than the prior quarter due primarily to loan growth.

•
During the quarter, the Company repurchased $250 million of its outstanding common stock. The Company does not expect to utilize the $500 million remaining share repurchase authorization available under its 2018 Capital Plan in view of the proposed merger.

•
Book value per common share was $51.15 and tangible book value per common share was $37.22, up 3% and 4%, respectively, from December 31, 2018, driven primarily by growth in retained earnings and a decrease in accumulated other comprehensive loss.

Asset Quality

•	Nonperforming loans (“NPLs”) decreased $4 million from the prior quarter and represented 0.34% of period-end LHFI at March 31, 2019, compared to 0.35% of period-end LHFI at December 31, 2018.

•	Net charge-offs for the current quarter were $97 million, or 0.26% of total average LHFI on an annualized basis, compared to 0.26% during the prior quarter and 0.22% during the first quarter of 2018.

•	At March 31, 2019, the ALLL to period-end LHFI ratio was 1.06%, stable compared to the prior quarter.

•
Provision for credit losses increased $66 million sequentially and $125 million year-over-year, driven by strong loan growth and a stable ALLL to period-end LHFI ratio (compared to declines in prior quarters).

Income Statement (Dollars in millions, except per share data)	1Q 2019	4Q 2018	3Q 2018	2Q 2018	1Q 2018
Net interest income	$1,544	$1,547	$1,512	$1,488	$1,441
Net interest income-FTE [1]	1,567	1,570	1,534	1,510	1,461
Net interest margin	3.22%	3.22%	3.22%	3.23%	3.20%
Net interest margin-FTE [1]	3.27	3.27	3.27	3.28	3.24
Noninterest income	$784	$818	$782	$829	$796
Total revenue	2,328	2,365	2,294	2,317	2,237
Total revenue-FTE [1]	2,351	2,388	2,316	2,339	2,257
Noninterest expense	1,489	1,482	1,384	1,390	1,417
Provision for credit losses	153	87	61	32	28
Net income available to common shareholders	554	632	726	697	612
Earnings per average common diluted share	1.24	1.40	1.56	1.49	1.29

Balance Sheet (Dollars in billions)
Average LHFI	$154.3	$149.7	$146.0	$144.2	$142.9
Average consumer and commercial deposits	159.9	161.6	159.3	159.0	159.2

Capital
Basel III capital ratios at period end [2] :
Tier 1 capital	10.16%	10.30%	10.72%	10.86%	11.00%
Common Equity Tier 1 ("CET1")	9.09	9.21	9.60	9.72	9.84
Total average shareholders’ equity to total average assets	11.25	11.21	11.71	11.78	12.05

Asset Quality
Net charge-offs to total average LHFI (annualized)	0.26%	0.26%	0.24%	0.20%	0.22%
ALLL to period-end LHFI [3]	1.06	1.06	1.10	1.14	1.19
NPLs to period-end LHFI	0.34	0.35	0.47	0.52	0.50
1 See Appendix A on pages 21 and 22 for non-U.S. GAAP reconciliations and additional information.
2 Basel III capital ratios are calculated under the standardized approach using regulatory capital methodology applicable to the Company for each period presented, including the phase-in of transition provisions through January 1, 2018. Capital ratios at March 31, 2019 are estimated as of the date of this document.
3 LHFI measured at fair value were excluded from period-end LHFI in the calculation as no allowance is recorded for loans measured at fair value.

Consolidated Financial Performance Details
(Commentary is on a fully taxable-equivalent basis unless otherwise noted)
Revenue
Total revenue was $2.4 billion for the current quarter, a decrease of $37 million, or 2%, compared to the prior quarter, driven by lower noninterest income. Noninterest income decreased $34 million sequentially due largely to lower commercial real estate-related income, investment banking income, and client transaction-related fees, offset partially by higher trading income and mortgage-related income. Compared to the first quarter of 2018, total revenue increased $94 million, or 4%, driven by a $106 million increase in net interest income as a result of net interest margin expansion and strong growth in average earning assets, offset partially by lower noninterest income.

Net Interest Income
Net interest income was $1.6 billion for the first quarter of 2019, a decrease of $3 million compared to the prior quarter due primarily to fewer days during the current quarter, largely offset by strong loan growth. The $106 million increase relative to the prior year was driven by a 3 basis point expansion in the net interest margin and 6% growth in average earning assets.
Net interest margin for the current quarter was 3.27%, which was stable compared to the prior quarter and 3 basis points higher than the prior year. The year-over-year increase was driven primarily by higher earning asset yields, offset partially by higher funding costs.
Noninterest Income
Noninterest income was $784 million for the current quarter, compared to $818 million for the prior quarter and $796 million for the first quarter of 2018. The $34 million sequential decrease was due largely to lower commercial real estate-related income, investment banking income, and client transaction-related fees, offset partially by higher trading income and mortgage-related income. Compared to the prior year, noninterest income decreased $12 million driven primarily by lower other noninterest income, wealth-related income, and client transaction-related fees, offset partially by higher capital markets and mortgage-related income.
Client transaction-related fees (namely service charges on deposits, other charges and fees, and card fees) decreased $15 million sequentially and $6 million year-over-year due primarily to lower client transaction activity. The sequential decrease was also driven by fewer days during the current quarter.
Investment banking income was $130 million for the current quarter, compared to $146 million in the prior quarter and $133 million for the first quarter of 2018. The $16 million sequential decrease was due to lower syndicated finance and M&A activity.
Trading income was $60 million for the current quarter, compared to $24 million in the prior quarter and $42 million in the prior year. The $36 million sequential and $18 million year-over-year increases were due primarily to positive changes in mark-to-market valuations on corporate bond inventory in the current quarter in addition to increased client activity.
Mortgage-related income for the current quarter was $100 million, compared to $85 million for the prior quarter and $90 million for the first quarter of 2018. The $15 million sequential and $10 million year-over-year increases were driven primarily by higher servicing-related income attributable to favorable net hedge performance and lower decay. The year-over-year increase was also favorably impacted by higher core servicing fees. At March 31, 2019, the servicing portfolio totaled $169.3 billion, relatively stable compared to the prior quarter and a 3% increase year-over-year due to MSRs purchased in the first and third quarters of 2018.
Trust and investment management income was $71 million for the current quarter, compared to $74 million for the prior quarter and $75 million for the prior year quarter. The $3 million sequential and the $4 million year-over-year decreases were due primarily to lower fees arising from adverse market conditions, which led to reduced assets under management at the end of the fourth quarter of 2018.
Retail investment services income was $69 million for the current quarter, compared to $74 million for the prior quarter and $72 million for the prior year quarter. The $5 million sequential and $3 million year-over-year decreases were due primarily to reduced client transaction activity and adverse market conditions, which led to reduced assets under management at the end of the fourth quarter of 2018.
Commercial real estate-related income was $24 million for the current quarter, compared to $68 million for the prior quarter and $23 million for the prior year. The sequential decrease was driven primarily by seasonal declines in structured real estate, SunTrust Community Capital (tax credit-related income), and the Company's agency lending business.

Other noninterest income was $24 million for the current quarter, compared to $26 million in the prior quarter and $48 million in the first quarter of 2018. The $24 million year-over-year decrease was due primarily to a $23 million remeasurement gain on an equity investment in a fintech company during the first quarter of 2018.
Noninterest Expense
Noninterest expense was $1.5 billion in the current quarter, up $7 million sequentially and $72 million compared to the first quarter of 2018. The current quarter included $45 million in aforementioned merger-related costs. The prior quarter included a $60 million pre-tax pension plan settlement charge. Excluding these discrete items, noninterest expense increased $22 million sequentially and $27 million year-over-year. The sequential increase was driven primarily by seasonal increases in employee compensation and benefits, partially offset by lower operating losses. The year-over-year increase was driven by higher outside processing and software costs, offset partially by lower employee compensation and benefits and regulatory assessments.
Employee compensation and benefits expense was $824 million in the current quarter, compared to $857 million in the prior quarter and $853 million in the first quarter of 2018. The $33 million sequential decrease was driven primarily by the $60 million legacy pension plan settlement charge recognized in the fourth quarter of 2018, offset partially by the seasonal increase in employee benefit costs and FICA taxes. The $29 million year-over-year decrease was primarily driven by lower contract labor costs in the current quarter.
Outside processing and software expense was $238 million in the current quarter, compared to $242 million in the prior quarter and $206 million in the first quarter of 2018. The $32 million year-over-year increase was driven primarily by higher software-related costs resulting from the amortization of new and upgraded technology assets.
Net occupancy expense was $102 million in the current quarter, stable compared to the prior quarter and $8 million higher than the first quarter of 2018. The year-over-year increase was driven primarily by higher rent expense and the absence of amortization of deferred gains on sale leaseback transactions following the adoption of the lease accounting standard during the first quarter of 2019.
Merger-related costs totaled $45 million for the current quarter. This represents a new income statement line item introduced to capture merger-related expenses associated with the Company's proposed merger with BB&T Corporation as announced on February 7, 2019. The current quarter costs were driven by M&A advisory fees and legal costs.
Marketing and customer development expense was $41 million in the current quarter, compared to $49 million in the prior quarter and $41 million in the first quarter of 2018. The $8 million sequential decrease was driven by normal seasonality in advertising and client development costs.
Operating losses were $22 million in the current quarter, compared to $39 million in the prior quarter and $6 million in the first quarter of 2018. The sequential decrease was driven primarily by higher legal and fraud-related costs recognized during the fourth quarter of 2018. The year-over-year increase was driven primarily by a $10 million net benefit from the progression of certain legal matters during the first quarter of 2018.
Regulatory assessments expense was $19 million in the current quarter, compared to $7 million in the prior quarter and $41 million in the prior year. The sequential increase was driven primarily by a $9 million regulatory assessment credit recognized during the fourth quarter of 2018. The year-over-year decrease was driven by the cessation of the FDIC Deposit Insurance Fund surcharge in the fourth quarter of 2018.
Other noninterest expense was $141 million in the current quarter, compared to $122 million in the prior quarter and $121 million in the first quarter of 2018. The $19 million sequential and $20 million year-over-year increases were driven primarily by higher branch closure-related costs.

Income Taxes
For the first quarter of 2019, the Company recorded a provision for income taxes of $104 million compared to $136 million for the prior quarter and $147 million for the first quarter of 2018. The effective tax rate for the current quarter was 15%, compared to 17% in the prior quarter and 19% in the first quarter of 2018. The first quarter of 2019 included $17 million of discrete tax benefits primarily related to the typical seasonal impact from stock-based compensation.
Balance Sheet
At March 31, 2019, the Company had total assets of $220.4 billion and total shareholders’ equity of $24.8 billion, representing 11% of total assets. Book value per common share was $51.15 and tangible book value per common share was $37.22, up 3% and 4%, respectively, compared to December 31, 2018, driven primarily by growth in retained earnings and a decrease in accumulated other comprehensive loss.
Loans and Deposits
Average performing LHFI totaled $153.7 billion for the current quarter, up 3% compared to the prior quarter and up 8% compared to the prior year driven by broad-based growth across most loan categories, with the exception of commercial construction, residential home equity products, and residential construction.
Average consumer and commercial deposits totaled $159.9 billion for the current quarter, down 1% compared to the prior quarter and relatively stable compared to the first quarter of 2018. These sequential and year-over-year changes were driven by declines in money market accounts and demand deposits, offset by growth in NOW accounts and time deposits.
Capital and Liquidity
The Company’s estimated capital ratios were well above current regulatory requirements with the Common Equity Tier 1 ratio estimated to be 9.1% at March 31, 2019. The ratios of average total equity to average total assets and tangible common equity to tangible assets were 11.3% and 7.7%, respectively, at March 31, 2019. The Company continues to have substantial available liquidity in the form of cash, high-quality government-backed or government-sponsored securities, and other available contingency funding sources.
The Company declared a common stock dividend of $0.50 per common share and repurchased $250 million of its outstanding common stock in the first quarter of 2019. The Company does not expect to utilize the $500 million remaining share repurchase authorization available under its 2018 Capital Plan in view of the proposed merger with BB&T Corporation.
Asset Quality
Overall asset quality performance continues to be strong. Nonperforming assets ("NPAs") totaled $648 million at March 31, 2019, up $59 million from the prior quarter and down $130 million year-over-year. The ratio of NPLs to period-end LHFI was 0.34%, 0.35%, and 0.50% at March 31, 2019, December 31, 2018, and March 31, 2018, respectively. The year-over-year decrease was driven primarily by lower residential mortgage nonperforming loans due to loans transitioning from non-accruing (as a result of forbearance relief provided after hurricanes) back to accruing status.
Net charge-offs totaled $97 million during the current quarter, stable compared to the prior quarter and an increase of $18 million compared to the first quarter of 2018. The ratio of annualized net charge-offs to total average LHFI was 0.26% during the current quarter, compared to 0.26% during the prior quarter and 0.22% during the prior year quarter.

The provision for credit losses was $153 million in the current quarter, an increase of $66 million sequentially and $125 million year-over-year, driven by strong loan growth and a stable ALLL to period-end LHFI ratio (compared to declines in prior quarters). At March 31, 2019, the ALLL was $1.6 billion, which represented 1.06% of period-end loans, stable relative to December 31, 2018 and a 13 basis point decline relative to March 31, 2018, driven by continued improvements in asset quality.
Early stage delinquencies decreased 9 basis points from the prior quarter and 4 basis points from March 31, 2018 to 0.64% at March 31, 2019. Excluding government-guaranteed loans, early stage delinquencies were 0.21%, down 6 basis points compared to the prior quarter and down 1 basis point compared to the first quarter of 2018.

In the current quarter, the Company transferred $465 million of accruing residential troubled debt restructured ("TDR") loans from LHFI to loans held for sale ("LHFS"), in anticipation of a sale in the second quarter of 2019. This resulted in a transfer of $31 million of the associated allowance transferring into the carrying value in LHFS. This transaction had no impact on the provision for loan losses in the first quarter.

OTHER INFORMATION

About SunTrust Banks, Inc.
SunTrust Banks, Inc. (NYSE: STI) is a purpose-driven company dedicated to Lighting the Way to Financial Well-Being for the people, businesses, and communities it serves. SunTrust leads onUp, a national movement inspiring Americans to build financial confidence. Headquartered in Atlanta, the Company has two business segments: Consumer and Wholesale. Its flagship subsidiary, SunTrust Bank, operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states, along with 24-hour digital access. Certain business lines serve consumer, commercial, corporate, and institutional clients nationally. As of March 31, 2019, SunTrust had total assets of $220 billion and total deposits of $162 billion. The Company provides deposit, credit, trust, investment, mortgage, asset management, securities brokerage, and capital market services. Learn more at suntrust.com.
Business Segment Results
The Company has included its business segment financial tables as part of this release. Revenue and income amounts labeled "FTE" in the business segment tables are reported on a fully taxable-equivalent basis. For the business segments, net interest income is computed using matched-maturity funds transfer pricing and noninterest income includes federal and state tax credits that are grossed-up on a pre-tax equivalent basis. Further, provision/(benefit) for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision/(benefit) attributable to each segment's quarterly change in the allowance for loan and lease losses ("ALLL") and unfunded commitments reserve balances. SunTrust also reports results for Corporate Other, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. The Total Corporate Other results presented in this document also include Reconciling Items, which are comprised of differences created between internal management accounting practices and U.S. Generally Accepted Accounting Principles ("U.S. GAAP") and certain matched-maturity funds transfer pricing credits and charges. A detailed discussion of the business segment results will be included in the Company’s forthcoming Form 10-Q.
Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables included in this release and the earnings presentation which SunTrust has also published today and SunTrust’s forthcoming Form 10-Q. Detailed financial tables and the earnings presentation are also available at investors.suntrust.com. This information is also included in a current report on Form 8-K furnished with the SEC today.

Conference Call
SunTrust management will host a conference call on April 18, 2019, at 11:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 10:30 a.m. (Eastern Time) by dialing 1-877-209-9920 (Passcode: SunTrust). Individuals calling from outside the United States should dial 1-612-332-1210 (Passcode: SunTrust). A replay of the call will be available approximately one hour after the call ends on April 18, 2019, and will remain available until May 18, 2019, by dialing 1-800-475-6701 (domestic) or 1-320-365-3844 (international) (Passcode: 445929). Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at investors.suntrust.com. Beginning the afternoon of April 18, 2019, individuals may access an archived version of the webcast in the “Events & Presentations” section of the SunTrust investor relations website. This webcast will be archived and available for one year.
Non-GAAP Financial Measures
This news release includes non-GAAP financial measures to describe SunTrust’s performance. Additional information and reconciliations of those measures to GAAP measures are provided in the appendix to this news release beginning at page 21.
In this news release, consistent with SEC Industry Guide 3, the Company presents total revenue, net interest income, net interest margin, and efficiency ratios on a fully taxable equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 21%, as well as state income taxes, where applicable, to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income-FTE plus noninterest income.
The Company presents the following additional non-GAAP measures because many investors find them useful. Specifically:

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The Company presents certain capital information on a tangible basis, including Tangible equity, Tangible common equity, the ratio of Tangible equity to tangible assets, the ratio of Tangible common equity to tangible assets, Tangible book value per share, and the Return on tangible common shareholders’ equity, which removes the after-tax impact of purchase accounting intangible assets from shareholders' equity and removes related intangible asset amortization from Net income available to common shareholders. The Company believes these measures are useful to investors because, by removing the amount of intangible assets that results from merger and acquisition activity and amortization expense (the level of which may vary from company to company), they allow investors to more easily compare the Company’s capital position and return on average tangible common shareholders' equity to other companies in the industry who present similar measures. The Company also believes that removing these items provides a more relevant measure of the return on the Company's common shareholders' equity. These measures are utilized by management to assess capital adequacy and profitability of the Company.

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Similarly, the Company presents Efficiency ratio-FTE, Tangible efficiency ratio-FTE, and Adjusted tangible efficiency ratio-FTE. The efficiency ratio is computed by dividing Noninterest expense by Total revenue. Efficiency ratio-FTE is computed by dividing Noninterest expense by Total revenue-FTE. Tangible efficiency ratio-FTE excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. Adjusted tangible efficiency ratio-FTE removes the pre-tax impact of merger-related costs recognized in the first quarter of 2019 as well as the pre-tax impact of the legacy pension plan settlement charge recognized in the fourth quarter of 2018 from the calculation of Tangible efficiency ratio-FTE. See slide 21 in the earnings presentation (Exhibit 99.2) as well as Appendix A in this news release for more details on these items. The Company believes this measure (adjusted tangible efficiency ratio-FTE) is useful to investors because it is more reflective of normalized operations as it reflects results that are primarily client relationship and client transaction driven. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

Important Cautionary Statement About Forward-Looking Statements
This news release contains forward-looking statements. Statements regarding the utilization of the Company's share repurchase authorization under its 2018 Capital Plan, its proposed merger with BB&T, including the benefits thereof, and the availability of liquidity to the Company are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “opportunity,” “focus,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.
Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in other periodic reports that we file with the SEC.
Additional Information about the Merger and Where to Find It
In connection with the Company’s proposed merger with BB&T, BB&T has filed with the SEC a registration statement on Form S-4 to register the shares of BB&T’s capital stock to be issued in connection with the merger. The registration statement includes a joint proxy statement/prospectus, which will be sent to the shareholders of BB&T and SunTrust seeking their approval of the proposed transaction.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT BB&T, SUNTRUST, AND THE PROPOSED TRANSACTION.
Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from BB&T at its website, www.bbt.com, or from SunTrust at its website, www.suntrust.com. Documents filed with the SEC by BB&T will be available free of charge by accessing BB&T’s website at http://bbt.com/ under the tab “About BB&T” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101, (336) 733-3065, and documents filed with the SEC by SunTrust will be available free of charge by accessing SunTrust’s website at http://suntrust.com/ under the tab “Investor Relations,” and then under the heading “Regulatory & Legal” or, alternatively, by directing a request by telephone or mail to SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, Georgia 30308, (877) 930-8971.
Participants in the Solicitation
BB&T, SunTrust and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of BB&T and SunTrust in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, are included in the joint proxy statement/prospectus regarding the proposed transaction and will be included in other relevant materials to be filed with the SEC when they become available. Additional information about BB&T, and its directors and executive officers, may be found in the definitive proxy statement of BB&T relating to its 2019 Annual Meeting of Shareholders filed with the SEC, and other documents filed by BB&T with the SEC. Additional information about SunTrust, and its directors and executive officers, may be found in the definitive proxy statement of SunTrust relating to its 2019 Annual Meeting of Shareholders filed with the SEC, and other documents filed by SunTrust with the SEC. These documents can be obtained free of charge from the sources described above.

SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS

(Dollars in millions and shares in thousands, except per share data) (Unaudited)	Three Months Ended March 31%
	2019	2018	Change
EARNINGS & DIVIDENDS
Net income	$580	$643	(10)%
Net income available to common shareholders	554	612	(9)
Total revenue	2,328	2,237	4
Total revenue-FTE [1]	2,351	2,257	4
Net income per average common share:
Diluted	$1.24	$1.29	(4)%
Basic	1.25	1.31	(5)
Dividends declared per common share	0.50	0.40	25
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$217,403	$204,132	7%
Earning assets	194,385	182,874	6
Loans held for investment ("LHFI")	154,258	142,920	8
Intangible assets including residential mortgage servicing rights ("MSRs")	8,394	8,244	2
Residential MSRs	1,984	1,833	8
Consumer and commercial deposits	159,921	159,169	—
Total shareholders’ equity	24,466	24,605	(1)
Preferred stock	2,025	2,390	(15)
Period End Balances:
Total assets	$220,425	$204,885	8%
Earning assets	196,316	182,913	7
LHFI	155,233	142,618	9
Allowance for loan and lease losses ("ALLL")	1,643	1,694	(3)
Consumer and commercial deposits	161,092	161,357	—
Total shareholders’ equity	24,823	24,269	2
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.08%	1.28%	(16)%
Return on average common shareholders’ equity	10.06	11.23	(10)
Return on average tangible common shareholders’ equity [1]	13.91	15.60	(11)
Net interest margin	3.22	3.20	1
Net interest margin-FTE [1]	3.27	3.24	1
Efficiency ratio	63.97	63.35	1
Efficiency ratio-FTE [1]	63.35	62.77	1
Tangible efficiency ratio-FTE [1]	62.70	62.11	1
Adjusted tangible efficiency ratio-FTE [1]	60.78	62.11	(2)
Effective tax rate	15	19	(21)
Basel III capital ratios at period end [2]:
Common Equity Tier 1 ("CET1")	9.09%	9.84%	(8)%
Tier 1 capital	10.16	11.00	(8)
Total capital	11.84	12.90	(8)
Leverage	9.15	9.75	(6)
Total average shareholders’ equity to total average assets	11.25	12.05	(7)
Tangible equity to tangible assets [1]	8.71	9.11	(4)
Tangible common equity to tangible assets [1]	7.71	8.04	(4)
Book value per common share	$51.15	$47.14	9
Tangible book value per common share [1]	37.22	33.97	10
Market capitalization	26,290	31,959	(18)
Average common shares outstanding:
Diluted	446,662	473,620	(6)
Basic	443,566	468,723	(5)
Full-time equivalent employees	22,626	23,208	(3)
Number of ATMs	2,030	2,075	(2)
Full service banking offices	1,152	1,236	(7)

[1]	See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures.

[2]
Basel III capital ratios are calculated under the standardized approach using regulatory capital methodology applicable to the Company for each period presented, including the phase-in of transition provisions through January 1, 2018. Capital ratios at March 31, 2019 are estimated as of the date of this release.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS

	Three Months Ended
	March 31	December 31	September 30	June 30	March 31
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2019	2018	2018	2018	2018
EARNINGS & DIVIDENDS
Net income	$580	$658	$752	$722	$643
Net income available to common shareholders	554	632	726	697	612
Total revenue	2,328	2,365	2,294	2,317	2,237
Total revenue-FTE [1]	2,351	2,388	2,316	2,339	2,257
Net income per average common share:
Diluted	$1.24	$1.40	$1.56	$1.49	$1.29
Basic	1.25	1.41	1.58	1.50	1.31
Dividends declared per common share	0.50	0.50	0.50	0.40	0.40
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$217,403	$212,934	$207,395	$204,548	$204,132
Earning assets	194,385	190,742	186,344	184,566	182,874
LHFI	154,258	149,708	145,995	144,156	142,920
Intangible assets including residential MSRs	8,394	8,491	8,396	8,355	8,244
Residential MSRs	1,984	2,083	1,987	1,944	1,833
Consumer and commercial deposits	159,921	161,573	159,348	158,957	159,169
Total shareholders’ equity	24,466	23,873	24,275	24,095	24,605
Preferred stock	2,025	2,025	2,025	2,025	2,390
Period End Balances:
Total assets	$220,425	$215,543	$211,276	$207,505	$204,885
Earning assets	196,316	192,497	188,141	185,304	182,913
LHFI	155,233	151,839	147,215	144,935	142,618
ALLL	1,643	1,615	1,623	1,650	1,694
Consumer and commercial deposits	161,092	161,544	159,332	160,410	161,357
Total shareholders’ equity	24,823	24,280	24,139	24,316	24,269
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.08%	1.23%	1.44%	1.42%	1.28%
Return on average common shareholders’ equity	10.06	11.54	13.01	12.73	11.23
Return on average tangible common shareholders’ equity [1]	13.91	16.13	18.06	17.74	15.60
Net interest margin	3.22	3.22	3.22	3.23	3.20
Net interest margin-FTE [1]	3.27	3.27	3.27	3.28	3.24
Efficiency ratio	63.97	62.66	60.34	59.98	63.35
Efficiency ratio-FTE [1]	63.35	62.06	59.76	59.41	62.77
Tangible efficiency ratio-FTE [1]	62.70	61.13	58.94	58.69	62.11
Adjusted tangible efficiency ratio-FTE [1]	60.78	58.63	58.94	58.69	62.11
Effective tax rate	15	17	11	19	19
Basel III capital ratios at period end [2]:
CET1	9.09%	9.21%	9.60%	9.72%	9.84%
Tier 1 capital	10.16	10.30	10.72	10.86	11.00
Total capital	11.84	12.02	12.47	12.67	12.90
Leverage	9.15	9.26	9.66	9.82	9.75
Total average shareholders’ equity to total average assets	11.25	11.21	11.71	11.78	12.05
Tangible equity to tangible assets [1]	8.71	8.65	8.76	9.01	9.11
Tangible common equity to tangible assets [1]	7.71	7.63	7.72	7.96	8.04
Book value per common share	$51.15	$49.57	$48.00	$47.70	$47.14
Tangible book value per common share [1]	37.22	35.73	34.51	34.40	33.97
Market capitalization	26,290	22,541	30,632	30,712	31,959
Average common shares outstanding:
Diluted	446,662	452,957	464,164	469,339	473,620
Basic	443,566	449,404	460,252	465,529	468,723
Full-time equivalent employees	22,626	22,899	22,839	23,199	23,208
Number of ATMs	2,030	2,082	2,053	2,062	2,075
Full service banking offices	1,152	1,218	1,217	1,222	1,236

[1]	See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures.

[2]
Basel III capital ratios are calculated under the standardized approach using regulatory capital methodology applicable to the Company for each period presented, including the phase-in of transition provisions through January 1, 2018. Capital ratios at March 31, 2019 are estimated as of the date of this release.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Increase/(Decrease)
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	March 31
	2019	2018	Amount	% [4]
Interest income	$1,987	$1,668	$319	19%
Interest expense	443	227	216	95
NET INTEREST INCOME	1,544	1,441	103	7
Provision for credit losses	153	28	125	NM
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,391	1,413	(22)	(2)
NONINTEREST INCOME
Service charges on deposit accounts	137	146	(9)	(6)
Other charges and fees [1]	87	85	2	2
Card fees	82	81	1	1
Investment banking income [1]	130	133	(3)	(2)
Trading income	60	42	18	43
Mortgage related income [2]	100	90	10	11
Trust and investment management income	71	75	(4)	(5)
Retail investment services	69	72	(3)	(4)
Commercial real estate related income	24	23	1	4
Net securities gains/(losses)	—	1	(1)	(100)
Other noninterest income	24	48	(24)	(50)
Total noninterest income	784	796	(12)	(2)
NONINTEREST EXPENSE
Employee compensation and benefits	824	853	(29)	(3)
Outside processing and software	238	206	32	16
Net occupancy expense	102	94	8	9
Merger-related costs	45	—	45	NM
Equipment expense	42	40	2	5
Marketing and customer development	41	41	—	—
Operating losses	22	6	16	NM
Regulatory assessments	19	41	(22)	(54)
Amortization	15	15	—	—
Other noninterest expense	141	121	20	17
Total noninterest expense	1,489	1,417	72	5
INCOME BEFORE PROVISION FOR INCOME TAXES	686	792	(106)	(13)
Provision for income taxes	104	147	(43)	(29)
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	582	645	(63)	(10)
Less: Net income attributable to noncontrolling interest	2	2	—	—
NET INCOME	$580	$643	($63)	(10)%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$554	$612	($58)	(9)%
Net interest income-FTE [3]	1,567	1,461	106	7
Total revenue	2,328	2,237	91	4
Total revenue-FTE [3]	2,351	2,257	94	4
Net income per average common share:
Diluted	1.24	1.29	(0.05)	(4)
Basic	1.25	1.31	(0.06)	(5)
Dividends declared per common share	0.50	0.40	0.10	25
Average common shares outstanding:
Diluted	446,662	473,620	(26,958)	(6)
Basic	443,566	468,723	(25,157)	(5)

1 Beginning July 1, 2018, the Company began presenting bridge commitment fee income related to capital market transactions in Investment banking income on the Consolidated Statements of Income. For periods prior to July 1, 2018, this income was previously presented in Other charges and fees and has been reclassified to Investment banking income for comparability.
2 Beginning with the Company's Annual Report on Form 10-K for the year ended December 31, 2018, the Company began presenting Mortgage production related income and Mortgage servicing related income as a single line item on the Consolidated Statements of Income titled Mortgage related income. Prior periods have been conformed with this updated presentation for comparability.
3 See Appendix A for additional information and reconcilements of non-U.S. GAAP measures to the related U.S.GAAP measures.
4 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended				Three Months Ended
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	March 31	December 31	Increase/(Decrease)		September 30	June 30	March 31
	2019	2018	Amount	% [4]	2018	2018	2018
Interest income	$1,987	$1,944	$43	2%	$1,834	$1,759	$1,668
Interest expense	443	397	46	12	322	271	227
NET INTEREST INCOME	1,544	1,547	(3)	—	1,512	1,488	1,441
Provision for credit losses	153	87	66	76	61	32	28
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,391	1,460	(69)	(5)	1,451	1,456	1,413
NONINTEREST INCOME
Service charges on deposit accounts	137	146	(9)	(6)	144	144	146
Other charges and fees [1]	87	92	(5)	(5)	89	91	85
Card fees	82	83	(1)	(1)	75	85	81
Investment banking income [1]	130	146	(16)	(11)	150	169	133
Trading income	60	24	36	NM	42	53	42
Mortgage related income [2]	100	85	15	18	83	83	90
Trust and investment management income	71	74	(3)	(4)	80	75	75
Retail investment services	69	74	(5)	(7)	74	73	72
Commercial real estate related income	24	68	(44)	(65)	24	18	23
Net securities gains/(losses)	—	—	—	—	—	—	1
Other noninterest income	24	26	(2)	(8)	21	38	48
Total noninterest income	784	818	(34)	(4)	782	829	796
NONINTEREST EXPENSE
Employee compensation and benefits	824	857	(33)	(4)	795	802	853
Outside processing and software	238	242	(4)	(2)	234	227	206
Net occupancy expense	102	102	—	—	86	90	94
Merger-related costs	45	—	45	NM	—	—	—
Equipment expense	42	42	—	—	40	44	40
Marketing and customer development	41	49	(8)	(16)	45	40	41
Operating losses	22	39	(17)	(44)	18	17	6
Regulatory assessments	19	7	12	NM	39	39	41
Amortization	15	22	(7)	(32)	19	17	15
Other noninterest expense	141	122	19	16	108	114	121
Total noninterest expense	1,489	1,482	7	—	1,384	1,390	1,417
INCOME BEFORE PROVISION FOR INCOME TAXES	686	796	(110)	(14)	849	895	792
Provision for income taxes	104	136	(32)	(24)	95	171	147
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	582	660	(78)	(12)	754	724	645
Less: Net income attributable to noncontrolling interest	2	2	—	—	2	2	2
NET INCOME	$580	$658	($78)	(12)%	$752	$722	$643
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$554	$632	($78)	(12)%	$726	$697	$612
Net interest income-FTE [3]	1,567	1,570	(3)	—	1,534	1,510	1,461
Total revenue	2,328	2,365	(37)	(2)	2,294	2,317	2,237
Total revenue-FTE [3]	2,351	2,388	(37)	(2)	2,316	2,339	2,257
Net income per average common share:
Diluted	1.24	1.40	(0.16)	(11)	1.56	1.49	1.29
Basic	1.25	1.41	(0.16)	(11)	1.58	1.50	1.31
Dividends declared per common share	0.50	0.50	—	—	0.50	0.40	0.40
Average common shares outstanding:
Diluted	446,662	452,957	(6,295)	(1)	464,164	469,339	473,620
Basic	443,566	449,404	(5,838)	(1)	460,252	465,529	468,723

1 Beginning July 1, 2018, the Company began presenting bridge commitment fee income related to capital market transactions in Investment banking income on the Consolidated Statements of Income. For periods prior to July 1, 2018, this income was previously presented in Other charges and fees and has been reclassified to Investment banking income for comparability.
2 Beginning with the Company's Annual Report on Form 10-K for the year ended December 31, 2018, the Company began presenting Mortgage production related income and Mortgage servicing related income as a single line item on the Consolidated Statements of Income titled Mortgage related income. Prior periods have been conformed with this updated presentation for comparability.
3 See Appendix A for additional information and reconcilements of non-U.S. GAAP measures to the related U.S.GAAP measures.
4 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	March 31		(Decrease)/Increase
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2019	2018	Amount	% [2]
ASSETS
Cash and due from banks	$4,521	$5,851	($1,330)	(23)%
Federal funds sold and securities borrowed or purchased under agreements to resell	1,386	1,428	(42)	(3)
Interest-bearing deposits in other banks	25	25	—	—
Trading assets and derivative instruments	6,259	5,112	1,147	22
Securities available for sale ("securities AFS")	31,853	30,934	919	3
Loans held for sale ("LHFS")	1,781	2,377	(596)	(25)
Loans held for investment ("LHFI"):
Commercial and industrial ("C&I")	73,278	66,321	6,957	10
Commercial real estate ("CRE")	7,889	5,352	2,537	47
Commercial construction	2,562	3,651	(1,089)	(30)
Residential mortgages - guaranteed	467	611	(144)	(24)
Residential mortgages - nonguaranteed	28,461	27,165	1,296	5
Residential home equity products	9,167	10,241	(1,074)	(10)
Residential construction	167	256	(89)	(35)
Consumer student - guaranteed	7,308	6,693	615	9
Consumer other direct	11,029	8,941	2,088	23
Consumer indirect	13,268	11,869	1,399	12
Consumer credit cards	1,637	1,518	119	8
Total LHFI	155,233	142,618	12,615	9
Allowance for loan and lease losses ("ALLL")	(1,643)	(1,694)	(51)	(3)
Net LHFI	153,590	140,924	12,666	9
Goodwill	6,331	6,331	—	—
Residential MSRs	1,883	1,916	(33)	(2)
Other assets	12,796	9,987	2,809	28
Total assets [1]	$220,425	$204,885	$15,540	8%
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$40,345	$43,494	($3,149)	(7)%
Interest-bearing consumer and commercial deposits:
NOW accounts	48,964	46,672	2,292	5
Money market accounts	48,855	50,627	(1,772)	(4)
Savings	6,820	6,849	(29)	—
Consumer time	6,902	6,205	697	11
Other time	9,206	7,510	1,696	23
Total consumer and commercial deposits	161,092	161,357	(265)	—
Brokered time deposits	1,060	1,022	38	4
Total deposits	162,152	162,379	(227)	—
Funds purchased	1,169	1,189	(20)	(2)
Securities sold under agreements to repurchase	1,962	1,677	285	17
Other short-term borrowings	7,259	706	6,553	NM
Long-term debt	17,395	10,692	6,703	63
Trading liabilities and derivative instruments	1,609	1,737	(128)	(7)
Other liabilities	4,056	2,236	1,820	81
Total liabilities	195,602	180,616	14,986	8
SHAREHOLDERS' EQUITY
Preferred stock, no par value	2,025	2,025	—	—
Common stock, $1.00 par value	553	552	1	—
Additional paid-in capital	8,938	8,960	(22)	—
Retained earnings	19,882	18,107	1,775	10
Treasury stock, at cost, and other	(5,609)	(3,853)	1,756	46
Accumulated other comprehensive loss, net of tax	(966)	(1,522)	(556)	(37)
Total shareholders' equity	24,823	24,269	554	2
Total liabilities and shareholders' equity	$220,425	$204,885	$15,540	8%

Common shares outstanding	443,713	469,708	(25,995)	(6)%
Common shares authorized	750,000	750,000	—	—
Preferred shares outstanding	20	20	—	—
Preferred shares authorized	50,000	50,000	—	—
Treasury shares of common stock	109,071	82,223	26,848	33
1 Includes earning assets of $196,316 and $182,913 at March 31, 2019 and 2018, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in millions and shares in thousands, except per share data) (Unaudited)	March 31	December 31	(Decrease)/Increase		September 30	June 30	March 31
	2019	2018	Amount	%	2018	2018	2018
ASSETS
Cash and due from banks	$4,521	$5,791	($1,270)	(22)%	$6,206	$5,858	$5,851
Federal funds sold and securities borrowed or purchased under agreements to resell	1,386	1,679	(293)	(17)	1,374	1,365	1,428
Interest-bearing deposits in other banks	25	25	—	—	25	25	25
Trading assets and derivative instruments	6,259	5,506	753	14	5,676	5,050	5,112
Securities AFS	31,853	31,442	411	1	30,984	30,942	30,934
LHFS	1,781	1,468	313	21	1,961	2,283	2,377
LHFI:
C&I	73,278	71,137	2,141	3	68,203	67,343	66,321
CRE	7,889	7,265	624	9	6,618	6,302	5,352
Commercial construction	2,562	2,538	24	1	3,137	3,456	3,651
Residential mortgages - guaranteed	467	459	8	2	452	525	611
Residential mortgages - nonguaranteed	28,461	28,836	(375)	(1)	28,187	27,556	27,165
Residential home equity products	9,167	9,468	(301)	(3)	9,669	9,918	10,241
Residential construction	167	184	(17)	(9)	197	217	256
Consumer student - guaranteed	7,308	7,229	79	1	7,039	6,892	6,693
Consumer other direct	11,029	10,615	414	4	10,100	9,448	8,941
Consumer indirect	13,268	12,419	849	7	12,010	11,712	11,869
Consumer credit cards	1,637	1,689	(52)	(3)	1,603	1,566	1,518
Total LHFI	155,233	151,839	3,394	2	147,215	144,935	142,618
ALLL	(1,643)	(1,615)	28	2	(1,623)	(1,650)	(1,694)
Net LHFI	153,590	150,224	3,366	2	145,592	143,285	140,924
Goodwill	6,331	6,331	—	—	6,331	6,331	6,331
Residential MSRs	1,883	1,983	(100)	(5)	2,062	1,959	1,916
Other assets	12,796	11,094	1,702	15	11,065	10,407	9,987
Total assets [1]	$220,425	$215,543	$4,882	2%	$211,276	$207,505	$204,885
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$40,345	$40,770	($425)	(1)%	$41,870	$44,755	$43,494
Interest-bearing consumer and commercial deposits:
NOW accounts	48,964	49,031	(67)	—	45,745	45,430	46,672
Money market accounts	48,855	49,868	(1,013)	(2)	49,960	49,176	50,627
Savings	6,820	6,520	300	5	6,591	6,757	6,849
Consumer time	6,902	6,583	319	5	6,499	6,316	6,205
Other time	9,206	8,772	434	5	8,667	7,976	7,510
Total consumer and commercial deposits	161,092	161,544	(452)	—	159,332	160,410	161,357
Brokered time deposits	1,060	1,045	15	1	1,046	1,038	1,022
Total deposits	162,152	162,589	(437)	—	160,378	161,448	162,379
Funds purchased	1,169	2,141	(972)	(45)	3,354	1,251	1,189
Securities sold under agreements to repurchase	1,962	1,774	188	11	1,730	1,567	1,677
Other short-term borrowings	7,259	4,857	2,402	49	2,856	2,470	706
Long-term debt	17,395	15,072	2,323	15	14,289	11,995	10,692
Trading liabilities and derivative instruments	1,609	1,604	5	—	1,863	1,958	1,737
Other liabilities	4,056	3,226	830	26	2,667	2,500	2,236
Total liabilities	195,602	191,263	4,339	2	187,137	183,189	180,616
SHAREHOLDERS’ EQUITY
Preferred stock, no par value	2,025	2,025	—	—	2,025	2,025	2,025
Common stock, $1.00 par value	553	553	—	—	553	552	552
Additional paid-in capital	8,938	9,022	(84)	(1)	9,001	8,980	8,960
Retained earnings	19,882	19,522	360	2	19,111	18,616	18,107
Treasury stock, at cost, and other	(5,609)	(5,422)	187	3	(4,677)	(4,178)	(3,853)
Accumulated other comprehensive loss, net of tax	(966)	(1,420)	(454)	(32)	(1,874)	(1,679)	(1,522)
Total shareholders’ equity	24,823	24,280	543	2	24,139	24,316	24,269
Total liabilities and shareholders’ equity	$220,425	$215,543	$4,882	2%	$211,276	$207,505	$204,885

Common shares outstanding	443,713	446,888	(3,175)	(1)%	458,626	465,199	469,708
Common shares authorized	750,000	750,000	—	—	750,000	750,000	750,000
Preferred shares outstanding	20	20	—	—	20	20	20
Preferred shares authorized	50,000	50,000	—	—	50,000	50,000	50,000
Treasury shares of common stock	109,071	105,896	3,175	3	94,038	87,071	82,223
1 Includes earning assets of $196,316, $192,497, $188,141, $185,304, and $182,913 at March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018, and March 31, 2018, respectively.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID
	Three Months Ended						Increase/(Decrease) From
	March 31, 2019			December 31, 2018			Sequential Quarter		Prior Year Quarter
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans held for investment ("LHFI"): [1]
Commercial and industrial ("C&I")	$72,450	$730	4.08%	$69,446	$695	3.97%	$3,004	0.11	$6,181	0.48
Commercial real estate ("CRE")	7,611	85	4.52	7,030	77	4.33	581	0.19	2,410	0.68
Commercial construction	2,559	33	5.31	2,964	38	5.10	(405)	0.21	(1,190)	1.04
Residential mortgages - guaranteed	481	4	2.91	476	4	3.04	5	(0.13)	(156)	(0.21)
Residential mortgages - nonguaranteed	28,588	282	3.95	28,268	278	3.93	320	0.02	1,725	0.16
Residential home equity products	9,180	120	5.31	9,421	122	5.14	(241)	0.17	(1,063)	0.71
Residential construction	164	2	5.24	180	1	3.34	(16)	1.90	(97)	0.77
Consumer student - guaranteed	7,258	94	5.25	7,114	93	5.18	144	0.07	603	0.49
Consumer other direct	10,792	160	6.01	10,363	150	5.76	429	0.25	1,988	0.93
Consumer indirect	12,984	134	4.18	12,165	125	4.08	819	0.10	983	0.55
Consumer credit cards	1,647	49	11.90	1,625	48	11.78	22	0.12	121	0.64
Nonaccrual	544	4	3.13	656	4	2.32	(112)	0.81	(167)	0.88
Total LHFI	154,258	1,697	4.46	149,708	1,635	4.33	4,550	0.13	11,338	0.49
Securities available for sale ("securities AFS"):
Taxable	31,268	217	2.78	31,197	216	2.77	71	0.01	419	0.17
Tax-exempt	598	4	2.99	612	5	2.99	(14)	—	(30)	0.01
Total securities AFS	31,866	221	2.77	31,809	221	2.78	57	(0.01)	389	0.15
Federal funds sold and securities borrowed or purchased under agreements to resell	1,271	7	2.28	1,514	8	2.12	(243)	0.16	(63)	1.10
Loans held for sale ("LHFS")	1,211	13	4.41	2,037	34	6.60	(826)	(2.19)	(814)	0.29
Interest-bearing deposits in other banks	25	—	5.69	25	—	1.38	—	4.31	—	3.84
Interest earning trading assets	4,950	43	3.47	5,064	41	3.25	(114)	0.22	386	0.42
Other earning assets	804	6	2.95	585	5	3.47	219	(0.52)	275	(0.55)
Total earning assets	194,385	1,987	4.15	190,742	1,944	4.04	3,643	0.11	11,511	0.45
Allowance for loan and lease losses ("ALLL")	(1,638)			(1,633)			(5)		88
Cash and due from banks	4,297			5,256			(959)		(1,032)
Other assets	19,915			18,953			962		2,659
Noninterest earning trading assets and derivative instruments	821			627			194		49
Unrealized (losses)/gains on securities AFS, net	(377)			(1,011)			634		(4)
Total assets	$217,403			$212,934			$4,469		$13,271
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$48,282	$89	0.74%	$47,400	$79	0.66%	$882	0.08	$1,692	0.35
Money market accounts	49,187	92	0.76	49,863	87	0.69	(676)	0.07	(1,356)	0.37
Savings	6,615	—	0.02	6,538	—	0.02	77	—	28	—
Consumer time	6,747	21	1.29	6,546	19	1.15	201	0.14	662	0.42
Other time	9,002	42	1.89	8,892	39	1.73	110	0.16	1,976	0.64
Total interest-bearing consumer and commercial deposits	119,833	244	0.83	119,239	224	0.74	594	0.09	3,002	0.39
Brokered time deposits	1,054	4	1.60	1,044	4	1.54	10	0.06	48	0.25
Foreign deposits	197	1	2.51	15	—	2.44	182	0.07	146	1.09
Total interest-bearing deposits	121,084	249	0.84	120,298	228	0.75	786	0.09	3,196	0.39
Funds purchased	1,473	9	2.40	2,165	12	2.21	(692)	0.19	597	0.95
Securities sold under agreements to repurchase	1,605	9	2.25	1,861	10	2.07	(256)	0.18	10	0.86
Other short-term borrowings	7,144	42	2.35	2,701	12	1.82	4,443	0.53	5,060	1.24
Long-term debt	15,955	125	3.19	14,898	123	3.29	1,057	(0.10)	5,449	0.35
Interest-bearing trading liabilities	1,201	9	3.13	1,421	12	3.27	(220)	(0.14)	91	0.29
Total interest-bearing liabilities	148,462	443	1.21	143,344	397	1.10	5,118	0.11	14,403	0.52
Noninterest-bearing deposits	40,088			42,334			(2,246)		(2,250)
Other liabilities	3,976			2,693			1,283		1,477
Noninterest-bearing trading liabilities and derivative instruments	411			690			(279)		(220)
Shareholders’ equity	24,466			23,873			593		(139)
Total liabilities and shareholders’ equity	$217,403			$212,934			$4,469		$13,271
Interest Rate Spread			2.94%			2.94%		—		(0.07)
Net Interest Income		$1,544			$1,547
Net Interest Income-FTE [2]		$1,567			$1,570
Net Interest Margin [3]			3.22%			3.22%		—		0.02
Net Interest Margin-FTE [2,3]			3.27			3.27		—		0.03
1 Interest income includes loan fees of $40 million and $45 million for the three months ended March 31, 2019 and December 31, 2018, respectively.
2 See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures. Approximately 95% of the total FTE adjustment for both the three months ended March 31, 2019 and December 31, 2018 was attributed to C&I loans.
3 Net interest margin is calculated by dividing annualized Net interest income by average Total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID, continued
	Three Months Ended
	September 30, 2018			June 30, 2018			March 31, 2018
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
LHFI: [1]
C&I	$67,632	$659	3.87%	$67,211	$633	3.78%	$66,269	$588	3.60%
CRE	6,418	68	4.19	5,729	58	4.06	5,201	49	3.84
Commercial construction	3,300	40	4.76	3,559	40	4.58	3,749	40	4.27
Residential mortgages - guaranteed	502	3	2.76	588	5	3.33	637	5	3.12
Residential mortgages - nonguaranteed	27,584	268	3.89	27,022	258	3.81	26,863	254	3.79
Residential home equity products	9,632	121	4.97	9,918	119	4.81	10,243	116	4.60
Residential construction	193	2	4.75	216	3	5.26	261	3	4.47
Consumer student - guaranteed	6,912	88	5.05	6,763	83	4.92	6,655	78	4.76
Consumer other direct	9,726	135	5.49	9,169	120	5.26	8,804	110	5.08
Consumer indirect	11,770	114	3.86	11,733	108	3.68	12,001	108	3.63
Consumer credit cards	1,573	46	11.71	1,524	43	11.45	1,526	43	11.26
Nonaccrual	753	5	2.70	724	6	3.35	711	4	2.25
Total LHFI	145,995	1,549	4.21	144,156	1,476	4.11	142,920	1,398	3.97
Securities AFS:
Taxable	30,927	207	2.68	30,959	205	2.65	30,849	201	2.61
Tax-exempt	625	5	2.99	637	5	2.99	628	5	2.98
Total securities AFS	31,552	212	2.69	31,596	210	2.66	31,477	206	2.62
Federal funds sold and securities borrowed or purchased under agreements to resell	1,426	7	1.79	1,471	6	1.58	1,334	4	1.18
LHFS	2,022	22	4.40	2,117	24	4.54	2,025	21	4.12
Interest-bearing deposits in other banks	25	—	3.90	25	—	2.32	25	—	1.85
Interest earning trading assets	4,789	39	3.18	4,677	38	3.23	4,564	34	3.05
Other earning assets	535	5	3.79	524	5	3.97	529	5	3.50
Total earning assets	186,344	1,834	3.90	184,566	1,759	3.82	182,874	1,668	3.70
ALLL	(1,665)			(1,682)			(1,726)
Cash and due from banks	4,575			4,223			5,329
Other assets	18,192			17,573			17,256
Noninterest earning trading assets and derivative instruments	668			512			772
Unrealized (losses)/gains on securities AFS, net	(719)			(644)			(373)
Total assets	$207,395			$204,548			$204,132
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$45,345	$65	0.57%	$45,344	$52	0.46%	$46,590	$45	0.39%
Money market accounts	49,926	73	0.58	49,845	60	0.49	50,543	48	0.39
Savings	6,658	—	0.02	6,805	1	0.03	6,587	—	0.02
Consumer time	6,413	17	1.03	6,280	15	0.95	6,085	13	0.87
Other time	8,357	33	1.55	7,643	27	1.41	7,026	22	1.25
Total interest-bearing consumer and commercial deposits	116,699	188	0.64	115,917	155	0.54	116,831	128	0.44
Brokered time deposits	1,041	4	1.54	1,029	4	1.46	1,006	3	1.35
Foreign deposits	172	1	1.94	139	—	1.90	51	—	1.42
Total interest-bearing deposits	117,912	193	0.65	117,085	159	0.55	117,888	131	0.45
Funds purchased	1,352	7	1.94	1,102	5	1.73	876	3	1.45
Securities sold under agreements to repurchase	1,638	8	1.85	1,656	7	1.71	1,595	5	1.39
Other short-term borrowings	2,259	9	1.57	1,807	7	1.54	2,084	6	1.11
Long-term debt	12,922	95	2.92	11,452	83	2.92	10,506	74	2.84
Interest-bearing trading liabilities	1,233	10	3.33	1,314	10	3.12	1,110	8	2.84
Total interest-bearing liabilities	137,316	322	0.93	134,416	271	0.81	134,059	227	0.69
Noninterest-bearing deposits	42,649			43,040			42,338
Other liabilities	2,465			2,309			2,499
Noninterest-bearing trading liabilities and derivative instruments	690			688			631
Shareholders’ equity	24,275			24,095			24,605
Total liabilities and shareholders’ equity	$207,395			$204,548			$204,132
Interest Rate Spread			2.97%			3.01%			3.01%
Net Interest Income		$1,512			$1,488			$1,441
Net Interest Income-FTE [2]		$1,534			$1,510			$1,461
Net Interest Margin [3]			3.22%			3.23%			3.20%
Net Interest Margin-FTE [2,3]			3.27			3.28			3.24
1 Interest income includes loan fees of $43 million, $39 million, and $39 million for the three months ended September 30, 2018, June 30, 2018, and March 31, 2018, respectively.
2 See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures. Approximately 95% of the total FTE adjustment for the three months ended September 30, 2018, June 30, 2018, and March 31, 2018 was attributed to C&I loans.
3 Net interest margin is calculated by dividing annualized Net interest income by average Total earning assets.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA
	Three Months Ended
	March 31		(Decrease)/Increase
(Dollars in millions) (Unaudited)	2019	2018	Amount	% [5]
CREDIT DATA
Allowance for credit losses, beginning of period	$1,684	$1,814	($130)	(7)%
Benefit for unfunded commitments	(3)	(10)	7	(70)
Provision/(benefit) for loan losses:
Commercial	84	(16)	100	NM
Consumer	72	54	18	33
Total provision for loan losses	156	38	118	NM
Charge-offs:
Commercial	(33)	(23)	10	43
Consumer	(92)	(83)	9	11
Total charge-offs	(125)	(106)	19	18
Recoveries:
Commercial	5	6	(1)	(17)
Consumer	23	21	2	10
Total recoveries	28	27	1	4
Net charge-offs	(97)	(79)	18	23
Other [1]	(31)	—	31	NM
Allowance for credit losses, end of period	$1,709	$1,763	($54)	(3)%
Components:
Allowance for loan and lease losses ("ALLL")	$1,643	$1,694	($51)	(3)%
Unfunded commitments reserve	66	69	(3)	(4)
Allowance for credit losses	$1,709	$1,763	($54)	(3)%
Net charge-offs to average loans held for investment ("LHFI") (annualized):
Commercial	0.14%	0.09%	0.05	56%
Consumer	0.39	0.37	0.02	5
Total net charge-offs to total average LHFI	0.26	0.22	0.04	18
Period Ended
Nonaccrual/nonperforming loans ("NPLs"):
Commercial	$199	$262	($63)	(24)%
Consumer	323	450	(127)	(28)
Total nonaccrual/NPLs	522	712	(190)	(27)
Other real estate owned ("OREO")	53	59	(6)	(10)
Other repossessed assets	9	7	2	29
Nonperforming loans held for sale ("nonperforming LHFS")	64	—	64	NM
Total nonperforming assets ("NPAs")	$648	$778	($130)	(17)%
Accruing restructured LHFI	$1,807	$2,476	($669)	(27)%
Nonaccruing restructured LHFI [2]	309	279	30	11
Accruing LHFI past due > 90 days (guaranteed)	1,601	1,312	289	22
Accruing LHFI past due > 90 days (non-guaranteed)	58	36	22	61
Accruing LHFS past due > 90 days	2	3	(1)	(33)
NPLs to period-end LHFI	0.34%	0.50%	(0.16)	(32)%
NPAs to period-end LHFI plus OREO, other repossessed assets, and nonperforming LHFS	0.42	0.55	(0.13)	(24)
ALLL to period-end LHFI [3,4]	1.06	1.19	(0.13)	(11)
ALLL to NPLs [3,4]	3.17x	2.40x	0.77x	32

1 Represents the allowance for restructured loans transfered from LHFI to LHFS during the period in anticipation of sale in the second quarter of 2019.
2 Nonaccruing restructured loans are included in total nonaccrual/NPLs.
3 This ratio is computed using the ALLL.
4 Loans measured at fair value were excluded from the calculation as no allowance is recorded for loans measured at fair value. The Company believes that this presentation more appropriately reflects the relationship between the ALLL and loans that attract an allowance.
5 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER OTHER FINANCIAL DATA
	Three Months Ended				Three Months Ended
	March 31	December 31	(Decrease)/Increase		September 30	June 30	March 31
(Dollars in millions) (Unaudited)	2019	2018	Amount	% [5]	2018	2018	2018
CREDIT DATA
Allowance for credit losses, beginning of period	$1,684	$1,695	($11)	(1)%	$1,722	$1,763	$1,814
(Benefit)/provision for unfunded commitments	(3)	(3)	—	—	—	3	(10)
Provision/(benefit) for loan losses:
Commercial	84	49	35	71	36	17	(16)
Consumer	72	40	32	80	25	12	54
Total provision for loan losses	156	89	67	75	61	29	38
Charge-offs:
Commercial	(33)	(35)	(2)	(6)	(51)	(21)	(23)
Consumer	(92)	(88)	4	5	(71)	(80)	(83)
Total charge-offs	(125)	(123)	2	2	(122)	(101)	(106)
Recoveries:
Commercial	5	4	1	25	9	4	6
Consumer	23	22	1	5	25	24	21
Total recoveries	28	26	2	8	34	28	27
Net charge-offs	(97)	(97)	—	—	(88)	(73)	(79)
Other [1]	(31)	—	31	NM	—	—	—
Allowance for credit losses, end of period	$1,709	$1,684	$25	1%	$1,695	$1,722	$1,763
Components:
ALLL	$1,643	$1,615	$28	2%	$1,623	$1,650	$1,694
Unfunded commitments reserve	66	69	(3)	(4)	72	72	69
Allowance for credit losses	$1,709	$1,684	$25	1%	$1,695	$1,722	$1,763
Net charge-offs to average LHFI (annualized):
Commercial	0.14%	0.15%	(0.01)	(7)	0.22%	0.09%	0.09%
Consumer	0.39	0.37	0.02	5	0.27	0.34	0.37
Total net charge-offs to total average LHFI	0.26	0.26	—	—	0.24	0.20	0.22
Period Ended
Nonaccrual/NPLs:
Commercial	$199	$159	$40	25%	$299	$341	$262
Consumer	323	367	(44)	(12)	396	414	450
Total nonaccrual/NPLs	522	526	(4)	(1)	695	755	712
OREO	53	54	(1)	(2)	52	53	59
Other repossessed assets	9	9	—	—	7	6	7
Nonperforming LHFS	64	—	64	NM	—	—	—
Total NPAs	$648	$589	$59	10%	$754	$814	$778
Accruing restructured LHFI	$1,807	$2,339	($532)	(23)%	$2,327	$2,418	$2,476
Nonaccruing restructured LHFI [2]	309	291	18	6	345	326	279
Accruing LHFI past due > 90 days (guaranteed)	1,601	1,603	(2)	—	1,440	1,201	1,312
Accruing LHFI past due > 90 days (non-guaranteed)	58	49	9	18	42	41	36
Accruing LHFS past due > 90 days	2	1	1	100	2	1	3
NPLs to period-end LHFI	0.34%	0.35%	(0.01)	(3)%	0.47%	0.52%	0.50%
NPAs to period-end LHFI plus OREO, other repossessed assets, and nonperforming LHFS	0.42	0.39	0.03	8	0.51	0.56	0.55
ALLL to period-end LHFI [3,4]	1.06	1.06	—	—	1.10	1.14	1.19
ALLL to NPLs [3,4]	3.17x	3.10x	0.07x	2	2.35x	2.20x	2.40x

1 Represents the allowance for restructured loans transfered from LHFI to LHFS during the period in anticipation of sale in the second quarter of 2019.
2 Nonaccruing restructured loans are included in total nonaccrual/NPLs.
3 This ratio is computed using the ALLL.
4 Loans measured at fair value were excluded from the calculation as no allowance is recorded for loans measured at fair value. The Company believes that this presentation more appropriately reflects the relationship between the ALLL and loans that attract an allowance.
5 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA, continued
	Three Months Ended March 31
(Dollars in millions) (Unaudited)	Residential MSRs - Fair Value	Commercial Mortgage Servicing Rights and Other	Total
OTHER INTANGIBLE ASSETS ROLLFORWARD
Balance, beginning of period	$1,710	$81	$1,791
Amortization	—	(5)	(5)
Servicing rights originated	76	4	80
Servicing rights purchased	74	—	74
Fair value changes due to inputs and assumptions [1]	111	—	111
Other changes in fair value [2]	(55)	—	(55)
Balance, March 31, 2018	$1,916	$80	$1,996

Balance, beginning of period	$1,983	$79	$2,062
Amortization	—	(3)	(3)
Servicing rights originated	63	4	67
Fair value changes due to inputs and assumptions [1]	(110)	—	(110)
Other changes in fair value [2]	(52)	—	(52)
Servicing rights sold	(1)	—	(1)
Balance, March 31, 2019	$1,883	$80	$1,963
1 Primarily reflects changes in discount rates and prepayment speed assumptions, due to changes in interest rates.
2 Represents changes due to the collection of expected cash flows, net of accretion, due to the passage of time.

	Three Months Ended
	March 31	December 31	September 30	June 30	March 31
(Shares in thousands) (Unaudited)	2019	2018	2018	2018	2018
COMMON SHARES OUTSTANDING ROLLFORWARD
Balance, beginning of period	446,888	458,626	465,199	469,708	470,931
Common shares issued	1,404	165	471	402	3,615
Repurchases of common stock	(4,579)	(11,903)	(7,044)	(4,911)	(4,838)
Balance, end of period	443,713	446,888	458,626	465,199	469,708

SunTrust Banks, Inc. and Subsidiaries APPENDIX A TO THE EARNINGS RELEASE - RECONCILEMENT OF NON-U.S. GAAP MEASURES [1]

	Three Months Ended
	March 31	December 31	September 30	June 30	March 31
(Dollars in millions) (Unaudited)	2019	2018	2018	2018	2018
Net interest income	$1,544	$1,547	$1,512	$1,488	$1,441
Fully taxable-equivalent ("FTE") adjustment	23	23	22	22	20
Net interest income-FTE [2]	1,567	1,570	1,534	1,510	1,461
Noninterest income	784	818	782	829	796
Total revenue-FTE [2]	$2,351	$2,388	$2,316	$2,339	$2,257

Return on average common shareholders’ equity	10.06%	11.54%	13.01%	12.73%	11.23%
Impact of removing average intangible assets and related pre-tax amortization, other than residential MSRs and other servicing rights	3.85	4.59	5.05	5.01	4.37
Return on average tangible common shareholders' equity [3]	13.91%	16.13%	18.06%	17.74%	15.60%

Net interest margin	3.22%	3.22%	3.22%	3.23%	3.20%
Impact of FTE adjustment	0.05	0.05	0.05	0.05	0.04
Net interest margin-FTE [2]	3.27%	3.27%	3.27%	3.28%	3.24%

Noninterest expense	$1,489	$1,482	$1,384	$1,390	$1,417
Total revenue	2,328	2,365	2,294	2,317	2,237
Efficiency ratio [4]	63.97%	62.66%	60.34%	59.98%	63.35%
Impact of FTE adjustment	(0.62)	(0.60)	(0.58)	(0.57)	(0.58)
Efficiency ratio-FTE [2,4]	63.35	62.06	59.76	59.41	62.77
Impact of excluding amortization related to intangible assets and certain tax credits	(0.65)	(0.93)	(0.82)	(0.72)	(0.66)
Tangible efficiency ratio-FTE [2,5]	62.70	61.13	58.94	58.69	62.11
Impact of excluding merger-related costs as well as the legacy pension plan settlement charge	(1.92)	(2.50)	—	—	—
Adjusted tangible efficiency ratio-FTE [2,5,6]	60.78%	58.63%	58.94%	58.69%	62.11%

1 Certain amounts in this schedule are presented net of applicable income taxes, calculated based on each subsidiary’s federal and state tax rates and are adjusted for any permanent differences.
2 The Company presents Net interest income-FTE, Total revenue-FTE, Net interest margin-FTE, Efficiency ratio-FTE, Tangible efficiency ratio-FTE, and Adjusted tangible efficiency ratio-FTE on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of Net interest income from certain loans and investments using a federal tax rate of 21%, as well as state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of Net interest income and it enhances comparability of Net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals Net interest income-FTE plus Noninterest income.
3 The Company presents Return on average tangible common shareholders' equity, which removes the after-tax impact of purchase accounting intangible assets from average common shareholders' equity and removes related intangible asset amortization from Net income available to common shareholders. The Company believes this measure is useful to investors because, by removing the amount of intangible assets and related pre-tax amortization expense (the level of which may vary from company to company), it allows investors to more easily compare the Company’s return on average common shareholders' equity to other companies in the industry. The Company also believes that removing these items provides a more relevant measure of the return on the Company's common shareholders' equity. This measure is utilized by management to assess the profitability of the Company.
4 Efficiency ratio is computed by dividing Noninterest expense by Total revenue. Efficiency ratio-FTE is computed by dividing Noninterest expense by Total revenue-FTE.
5 The Company presents Tangible efficiency ratio-FTE and Adjusted tangible efficiency ratio-FTE, which remove the amortization related to intangible assets and certain tax credits from the calculation of Efficiency ratio-FTE. The Company believes these measures are useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. These measures are utilized by management to assess the efficiency of the Company and its lines of business.
6 The Company presents Adjusted tangible efficiency ratio-FTE, which removes the $45 million pre-tax impact of merger-related costs recognized in the first quarter of 2019 as well as the $60 million pre-tax impact of the legacy National Commerce Financial Corporation ("NCF") pension plan settlement charge recognized in the fourth quarter of 2018 from the calculation of Tangible efficiency ratio-FTE. The Company believes this measure is useful to investors because it is more reflective of normalized operations as it reflects results that are primarily client relationship and client transaction driven. Removing these items also allows investors to more easily compare the Company's tangible efficiency to other companies in the industry that may not have had similar items impacting their results. Additional detail on the Company's merger agreement with BB&T Corporation and the NCF pension plan settlement charge can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

SunTrust Banks, Inc. and Subsidiaries APPENDIX A TO THE EARNINGS RELEASE - RECONCILEMENT OF NON-U.S. GAAP MEASURES, continued [1]

	March 31	December 31	September 30	June 30	March 31
(Dollars in millions, except per share data) (Unaudited)	2019	2018	2018	2018	2018
Total shareholders' equity	$24,823	$24,280	$24,139	$24,316	$24,269
Goodwill, net of deferred taxes of $162 million, $160 million, $160 million, $159 million, and $159 million, respectively	(6,169)	(6,171)	(6,171)	(6,172)	(6,172)
Other intangible assets (including residential MSRs and other servicing rights)	(1,963)	(2,062)	(2,140)	(2,036)	(1,996)
Residential MSRs and other servicing rights	1,949	2,049	2,126	2,022	1,981
Tangible equity [2]	18,640	18,096	17,954	18,130	18,082
Noncontrolling interest	(101)	(103)	(101)	(103)	(101)
Preferred stock	(2,025)	(2,025)	(2,025)	(2,025)	(2,025)
Tangible common equity [2]	$16,514	$15,968	$15,828	$16,002	$15,956

Total assets	$220,425	$215,543	$211,276	$207,505	$204,885
Goodwill	(6,331)	(6,331)	(6,331)	(6,331)	(6,331)
Other intangible assets (including residential MSRs and other servicing rights)	(1,963)	(2,062)	(2,140)	(2,036)	(1,996)
Residential MSRs and other servicing rights	1,949	2,049	2,126	2,022	1,981
Tangible assets	$214,080	$209,199	$204,931	$201,160	$198,539
Tangible equity to tangible assets [2]	8.71%	8.65%	8.76%	9.01%	9.11%
Tangible common equity to tangible assets [2]	7.71	7.63	7.72	7.96	8.04
Tangible book value per common share [3]	$37.22	$35.73	$34.51	$34.40	$33.97

1 Certain amounts in this schedule are presented net of applicable income taxes, calculated based on each subsidiary’s federal and state tax rates and are adjusted for any permanent differences.
2 The Company presents certain capital information on a tangible basis, including Tangible equity, Tangible common equity, the ratio of Tangible equity to tangible assets, and the ratio of Tangible common equity to tangible assets, which remove the after-tax impact of purchase accounting intangible assets from shareholders' equity. The Company believes these measures are useful to investors because, by removing the amount of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. These measures are used by management to analyze capital adequacy and these measures are more consistent with regulatory capital definitions and calculations.
3 The Company presents Tangible book value per common share, which excludes the after-tax impact of purchase accounting intangible assets and also excludes Noncontrolling interest and Preferred stock from shareholders' equity. The Company believes this measure is useful to investors because, by removing the amount of intangible assets, noncontrolling interest, and preferred stock (the levels of which may vary from company to company), it allows investors to more easily compare the Company’s book value of common stock to other companies in the industry.

SunTrust Banks, Inc. and Subsidiaries CONSUMER BUSINESS SEGMENT
	Three Months Ended
	March 31
(Dollars in millions) (Unaudited)	2019	2018 [1]	% Change
Statements of Income:
Net interest income	$1,076	$998	8%
FTE adjustment	—	—	—
Net interest income-FTE [2]	1,076	998	8
Provision for credit losses [3]	83	58	43
Net interest income-FTE - after provision for credit losses [2]	993	940	6
Noninterest income before net securities gains/(losses)	446	450	(1)
Net securities gains/(losses)	—	—	—
Total noninterest income	446	450	(1)
Noninterest expense before amortization	1,017	1,001	2
Amortization	—	—	—
Total noninterest expense	1,017	1,001	2
Income-FTE - before provision for income taxes [2]	422	389	8
Provision for income taxes	96	87	10
Tax credit adjustment	—	—	—
FTE adjustment	—	—	—
Net income including income attributable to noncontrolling interest	326	302	8
Less: Net income attributable to noncontrolling interest	—	—	—
Net income	$326	$302	8%

Total revenue	$1,522	$1,448	5%
Total revenue-FTE [2]	1,522	1,448	5

Selected Average Balances:
Total LHFI	$78,683	$74,840	5%
Goodwill	4,390	4,262	3
Other intangible assets excluding residential MSRs	2	3	(33)
Total assets	88,033	84,272	4
Consumer and commercial deposits	112,245	109,469	3

Performance Ratios:
Efficiency ratio	66.82%	69.16%
Impact of FTE adjustment	—	—
Efficiency ratio-FTE [2]	66.82	69.16
Impact of excluding amortization and associated funding cost of intangible assets	(1.18)	(1.13)
Tangible efficiency ratio-FTE [2,4]	65.64%	68.03%

[1]
During the second quarter of 2018, certain of the Company's business banking clients were transferred from the Wholesale business segment to the Consumer business segment. For all periods prior to the second quarter of 2018, the corresponding financial results have been transferred to the Consumer business segment for comparability purposes.

[2]
Net interest income-FTE, Income-FTE, Total revenue-FTE, Efficiency ratio-FTE, and Tangible efficiency ratio-FTE are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of Net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of Net interest income and it enhances comparability of Net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals Net interest income on an FTE basis plus Noninterest income.

[3]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the Allowance for loan and lease losses and Unfunded commitment reserve balances.

[4]
A Tangible efficiency ratio is presented, which excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare this segment's efficiency to other business segments and companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

SunTrust Banks, Inc. and Subsidiaries CONSUMER BUSINESS SEGMENT, continued
	Three Months Ended
	March 31
(Dollars in millions) (Unaudited)	2019	2018	% Change
Residential Mortgage Production Data:
Channel mix:
Retail	$1,341	$1,700	(21)%
Correspondent	1,905	3,445	(45)
Total production	$3,246	$5,145	(37)%
Channel mix - percent:
Retail	41%	33%
Correspondent	59	67
Total production	100%	100%
Purchase and refinance mix:
Refinance	$1,003	$1,884	(47)%
Purchase	2,243	3,261	(31)
Total production	$3,246	$5,145	(37)%
Purchase and refinance mix - percent:
Refinance	31%	37%
Purchase	69	63
Total production	100%	100%
Applications	$5,323	$7,016	(24)%

Residential Mortgage Servicing Data (End of Period):
Total unpaid principal balance ("UPB") of residential mortgages serviced	$169,260	$164,683	3%
Total UPB of residential mortgages serviced for others	138,793	135,333	3
Net carrying value of residential MSRs	1,883	1,916	(2)
Ratio of net carrying value of residential MSRs to total UPB of residential mortgages serviced for others	1.357%	1.416%

Assets Under Administration (End of Period):
Trust and institutional managed assets	$44,924	$43,227	4%
Retail brokerage managed assets	17,898	16,277	10
Total managed assets	62,822	59,504	6
Non-managed assets	98,051	97,387	1
Total assets under advisement	$160,873	$156,891	3%

SunTrust Banks, Inc. and Subsidiaries WHOLESALE BUSINESS SEGMENT
	Three Months Ended
	March 31
(Dollars in millions) (Unaudited)	2019	2018 [1]	% Change [5]
Statements of Income:
Net interest income	$546	$514	6%
FTE adjustment	22	20	10
Net interest income-FTE [2]	568	534	6
Provision/(benefit) for credit losses [3]	70	(30)	NM
Net interest income-FTE - after provision/(benefit) for credit losses [2]	498	564	(12)
Noninterest income before net securities gains/(losses)	364	340	7
Net securities gains/(losses)	—	—	—
Total noninterest income	364	340	7
Noninterest expense before amortization	447	435	3
Amortization	15	15	—
Total noninterest expense	462	450	3
Income-FTE - before provision for income taxes [2]	400	454	(12)
Provision for income taxes	32	60	(47)
Tax credit adjustment	41	27	52
FTE adjustment	22	20	10
Net income including income attributable to noncontrolling interest	305	347	(12)
Less: Net income attributable to noncontrolling interest	—	—	—
Net income	$305	$347	(12)%

Total revenue	$910	$854	7%
Total revenue-FTE [2]	932	874	7

Selected Average Balances:
Total LHFI	$75,488	$68,000	11%
Goodwill	1,941	2,069	(6)
Other intangible assets excluding residential MSRs	78	77	1
Total assets	90,122	81,726	10
Consumer and commercial deposits	47,850	49,687	(4)

Performance Ratios:
Efficiency ratio	50.83%	52.70%
Impact of FTE adjustment	(1.20)	(1.20)
Efficiency ratio-FTE [2]	49.63	51.50
Impact of excluding amortization and associated funding cost of intangible assets	(2.24)	(2.36)
Tangible efficiency ratio-FTE [2,4]	47.39%	49.14%

[1]
During the second quarter of 2018, certain of the Company's business banking clients were transferred from the Wholesale business segment to the Consumer business segment. For all periods prior to the second quarter of 2018, the corresponding financial results have been transferred to the Consumer business segment for comparability purposes.

[2]
Net interest income-FTE, Income-FTE, Total revenue-FTE, Efficiency ratio-FTE, and Tangible efficiency ratio-FTE are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of Net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of Net interest income and it enhances comparability of Net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals Net interest income on an FTE basis plus Noninterest income.

[3]
Provision/(benefit) for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision/(benefit) attributable to quarterly changes in the Allowance for loan and lease losses and Unfunded commitment reserve balances.

[4]
A Tangible efficiency ratio is presented, which excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare this segment's efficiency to other business segments and companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

[5]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries TOTAL CORPORATE OTHER (including Reconciling Items)
	Three Months Ended
	March 31
(Dollars in millions) (Unaudited)	2019	2018	% Change [4]
Statements of Income:
Net interest income/(expense) [1]	($78)	($71)	(10)%
FTE adjustment	1	—	NM
Net interest income/(expense)-FTE [2]	(77)	(71)	(8)
Provision/(benefit) for credit losses [3]	—	—	—
Net interest income/(expense)-FTE - after provision/(benefit) for credit losses [2]	(77)	(71)	(8)
Noninterest income/(expense) before net securities gains/(losses)	(26)	5	NM
Net securities gains/(losses)	—	1	(100)
Total noninterest income/(expense)	(26)	6	NM
Noninterest expense/(income) before amortization	10	(34)	NM
Amortization	—	—	—
Total noninterest expense/(income)	10	(34)	NM
Income/(loss)-FTE - before provision/(benefit) for income taxes [2]	(113)	(31)	NM
Provision/(benefit) for income taxes	(24)	—	NM
Tax credit adjustment	(41)	(27)	(52)
FTE adjustment	1	—	NM
Net income/(loss) including income attributable to noncontrolling interest	(49)	(4)	NM
Less: Net income attributable to noncontrolling interest	2	2	—
Net income/(loss)	($51)	($6)	NM

Total revenue	($104)	($65)	(60)%
Total revenue-FTE [2]	(103)	(65)	(58)

Selected Average Balances:
Total LHFI	$87	$80	9%
Securities available for sale	31,855	31,464	1
Goodwill	—	—	—
Other intangible assets excluding residential MSRs	(1)	—	NM
Total assets	39,248	38,134	3
Consumer and commercial deposits	(174)	13	NM

Other Information (End of Period):
Duration of securities available for sale portfolio (in years)	4.2	4.7
Net interest income interest rate sensitivity:
% Change in net interest income under:
Instantaneous 200 basis point increase in rates over next 12 months	3.0%	3.1%
Instantaneous 100 basis point increase in rates over next 12 months	1.6%	1.7%
Instantaneous 50 basis point decrease in rates over next 12 months	(1.3)%	(1.1)%

1Net interest income/(expense) is driven by matched funds transfer pricing applied for segment reporting and actual Net interest income.

[2]
Net interest income/(expense)-FTE, Income/(loss)-FTE, and Total revenue-FTE are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of Net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of Net interest income and it enhances comparability of Net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals Net interest income on an FTE basis plus Noninterest income.

[3]
Provision/(benefit) for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision/(benefit) attributable to quarterly changes in the Allowance for loan and lease losses and Unfunded commitments reserve balances.

[4]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED SEGMENT TOTALS
	Three Months Ended
	March 31
(Dollars in millions) (Unaudited)	2019	2018	% Change [2]
Statements of Income:
Net interest income	$1,544	$1,441	7%
FTE adjustment	23	20	15
Net interest income-FTE [1]	1,567	1,461	7
Provision for credit losses	153	28	NM
Net interest income-FTE - after provision for credit losses [1]	1,414	1,433	(1)
Noninterest income before net securities gains/(losses)	784	795	(1)
Net securities gains/(losses)	—	1	(100)
Total noninterest income	784	796	(2)
Noninterest expense before amortization	1,474	1,402	5
Amortization	15	15	—
Total noninterest expense	1,489	1,417	5
Income-FTE - before provision for income taxes [1]	709	812	(13)
Provision for income taxes	104	147	(29)
Tax credit adjustment	—	—	—
FTE adjustment	23	20	15
Net income including income attributable to noncontrolling interest	582	645	(10)
Less: Net income attributable to noncontrolling interest	2	2	—
Net income	$580	$643	(10)%

Total revenue	$2,328	$2,237	4%
Total revenue-FTE [1]	2,351	2,257	4

Selected Average Balances:
Total LHFI	$154,258	$142,920	8%
Goodwill	6,331	6,331	—
Other intangible assets excluding residential MSRs	79	80	(1)
Total assets	217,403	204,132	7
Consumer and commercial deposits	159,921	159,169	—

Performance Ratios:
Efficiency ratio	63.97%	63.35%
Impact of FTE adjustment	(0.62)	(0.58)
Efficiency ratio-FTE [1]	63.35	62.77
Impact of excluding amortization and associated funding cost of intangible assets	(0.65)	(0.66)
Tangible efficiency ratio-FTE [1]	62.70%	62.11%

[1]
Net interest income-FTE, Income-FTE, Total revenue-FTE, Efficiency ratio-FTE, and Tangible efficiency ratio-FTE are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of Net interest income from certain loans and investments. See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.